CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-25690, 33-18398, 33-42556, 33-47587) of Ceramics Process Systems Corporation of our report dated March 2, 2001 relating to the consolidated financial statements which appear in this 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

March 29, 2001